EXHIBIT 4.b

GRID PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, DataJungle, Inc. (the “Company”), hereby acknowledges itself indebted and promises to pay to _____________ (the "Lender"), within 30 days of demand, the outstanding principal amount of all loans (the “Loans”) made by the Lender to the Company as recorded by the Lender on the Schedule annexed hereto, and to pay interest (including interest on overdue interest) in like money as well after as before maturity, default and judgment on the outstanding amount thereof at Ottawa, Ontario, at the rate of interest of 10 percent per annum compounded and payable semi annually.

Provided however, the Lender may, at any time and from time to time, upon written notice by the Lender to the Company, and compliance with applicable securities laws, convert all or part of the amount outstanding hereunder at the time of delivery of such notice, into common shares in the capital of the Company in the ratio of either 1.67 common shares in the capital of the Company for each CDN$1.00 of obligation converted or at such ratio of shares at a value which would be the equivalent to the price per share at which common shares in the capital of the Company have last been issued to a third party dealing at arms length with the Company (collectively the “Conversion Rate”), whichever is less.  Such shares shall be issued to the Lender or to such person or persons as the Lender may in writing direct.

Provided further that if the C ompany has amalgamated with 3853021 Canada Inc. (or such other c orporation as the Lender and the Company may in writing agree) and the obligations have neither been converted in full nor repaid by the Company out of the proceeds of the New Equity (as hereinafter defined) on or before December 31, 2001, the Company may at any time and from time to time on written notice to the Lender, either repay the whole or any portion of the amount of the obligations hereof or require that all or any portion of the obligations hereof be converted to common shares in the capital of the Company (the “Conversion Notice”) at the Conversation Rate applicable at the date of the Conversation Notice to the Lender.

For the purposes of this promissory note, the term “New Equity” means common shares in the capital of the Company issued for an aggregate subscription price in the amount of up to CDN$1 million priced at CDN$0.60 per common share (or such other amount as the Lender and Company may in writing agree at the time of issuance of such equity) issued on or before December 31, 2001 to subscribers introduced to the Company with the assistance of the Lender.

This Note evidences the advances made by the Lender to the Company from time to time and repayments made by the Company to the Lender from time to time.

The Company shall have the right to repay the Loans at any time without penalty or bonus.

Dated at Ottawa, Ontario this 30th day of July, 2001

DataJungle, Inc.

By:_______________________________

By:_________________________

Name:

Name:

Title:

Title:

By:_______________________________

By:_________________________

Name:

Name:

Title:

Title:

By:____________________________

Name:

Title:

AMENDMENT TO GRID PROMISSORY NOTE

This AMENDMENT TO GRID PROMISSORY NOTE is made effective as of the 11th day of December, 2001.

BETWEEN:

DataJungle Ltd. a company incorporated under the laws of Canada, having an office at 1431 Merivale Road, Suite 201, Ottawa, Ontario, K2E 1B9

(hereinafter the “Company”)

AND:

______________________, a company incorporated under the laws of Canada, having an office at ________________________

(hereinafter the “Lender”)

WHEREAS DataJungle, Inc., a company incorporated under the laws of Delaware, was continued in Canada pursuant to a Certificate of Continuance dated August 15, 2001; and

WHEREAS DataJungle, Inc. executed a Grid Promissory Note (the “Note”) in favour of ______________ dated the 30th day of July, 2001; and

WHEREAS DataJungle, Inc. entered into a General Security Agreement in favour of _______________ dated the 30th day of July, 2001 as security for the Note; and

WHEREAS DataJungle, Inc. amalgamated with 3853021 Canada Inc. pursuant to a Certificate of Amalgamation dated August 15, 2001 to form the Company; and

WHEREAS the Company has assumed all of the liabilities of the Company and is therefore liable for the principal and interest under the Note; and

WHEREAS, the Company and the Lender desire to amend the terms and conditions of the Note;

NOW THEREFORE, for good and valuable consideration including the advancement by the Lender to the Company of additional amounts under the Note, the receipt and sufficiency of which is acknowledged by the Parties hereto, the Company and the Lender hereto agree to amend the Note as follows:

1.  DataJungle Ltd. confirms that it has assumed the liability under the Note including for any and all amounts advanced to DataJungle Inc. and to the Company, including accrued interest;

2.  The following paragraph is deleted from the Note in its entirety:

Provided further that if the C ompany has amalgamated with 3853021 Canada Inc. (or such other c orporation as the Lender and the Company may in writing agree) and the obligations have neither been converted in full nor repaid by the Company out of the proceeds of the New Equity (as hereinafter defined) on or before December 31, 2001, the Company may at any time and from time to time on written notice to the Lender, either repay the whole or any portion of the amount of the obligations hereof or require that all or any portion of the obligations hereof be converted to common shares in the capital of the Company (the “Conversion Notice”) at the Conversation Rate applicable at the date of the Conversation Notice to the Lender.

3.  The following paragraph is deleted from the Note in its entirety:

For the purposes of this promissory note, the term “New Equity” means common shares in the capital of the Company issued for an aggregate subscription price in the amount of up to CDN$1 million priced at CDN$0.60 per common share (or such other amount as the Lender and Company may in writing agree at the time of issuance of such equity) issued on or before December 31, 2001 to subscribers introduced to the Company with the assistance of the Lender.

4.    The right of Lender to demand payment under the terms of the Note is amended by the addition of the following paragraph in its entirety to the Note:

This Note shall be payable 7 days after written demand made by the Lender or its assignee, if any, to the Company at the Company’s principal place of business.  Notwithstanding the foregoing and irrespective of any demand notice having been given, the principal and any accrued interest under this Note shall be deemed to have become due and payable immediately prior to such time as (A) the Company (i) commits an act of bankruptcy, (ii) proposes a compromise or arrangement to its creditors generally, (iii) makes a voluntary assignment in bankruptcy or (iv) takes any other proceeding with respect to making a compromise or arrangement with its creditors or to have itself declared bankrupt or wound up; (B) any other person files a bankruptcy or similar petition or proceeding against the Company; (C) a receiver is appointed over all or any part of the Company’s assets, or (D) any execution or distress order becomes enforceable against the Company or its assets.

5.    With the exception of the amendments to the Note referred to above, all other terms and conditions of the Note shall remain the same.

Dated at Ottawa, Ontario this 11th day of December, 2001

____________________________

DataJungle Ltd.

By:_______________________________

By: ____________________

Name:

Name:

Denes Bartakovich

Title:

Director

Title:

President & CEO

By:_______________________________

By: ____________________

Name:

Name:

Robert Poole

Title:

Director

Title:

Vice President

By:_____________________

Name:

Larry Bruce

Title:

Vice President

SECOND AMENDMENT TO

GRID PROMISSORY NOTE

Between

Quad Metals Corporation , a Nevada corporation (“Quad”)

And

__________________ , a company incorporated under the laws of Canada (the “Lender”).

And

DataJungle Ltd., a company incorporated under the laws of Canada and successor by amalgamation to DataJungle, Inc. (the “Borrower” )

Whereas:

(a)

The Borrower and the Lender are parties to a Grid Promissory Note dated the 30th day of July, 2001 (as amended to the date hereof, the “Note”) ;

(b)

Borrower and Lender have amended the Note pursuant to an amending agreement dated December 11, 2001 and the Note so amended is herein referred to as the Amended Note;

(c)

Borrower and Lender entered into a memorandum of agreement dated February 21, 2003 by which the Company was to have effected a reverse split of its common stock as a result of which the effective Conversion Rate under the Amended Note would have been 6.6667 shares for each C$1.00 of Note obligation so converted;

(d)

Quad and The Company are proposing to enter into a Share Exchange Agreement by which all the issued and outstanding shares of the Company will be exchanged at the rate of 0.6 shares of Quad common stock for each share of Company common stock (the Quad Transaction);

(e)

Lender is prepared to consent to the Quad Transaction subject to Quad agreeing to guarantee the Amended Note as amended by this agreement.

Accordingly, the  parties agree to enter into this agreement which shall hereafter become known as SECOND AMENDMENT dated as of September 16 , 2003 (herein the “Second Amendment”) upon the following terms: :

1.

The first paragraph of the Amended Note is hereby amended and restated to read as follows:

FOR VALUE RECEIVED, the undersigned, DataJungle Ltd. (the "Company"), hereby acknowledges itself indebted and promises to pay to _________________ (the "Lender"), within 7 days of written demand, the outstanding principal amount of all loans (the "Loans") made by the Lender to the Company as recorded by the Lender on the Schedule annexed hereto, and to pay interest (including interest on overdue interest ) in like money as well after as before maturity, default and judgment on the outstanding amount thereof at Ottawa, Ontario, at the rate of interest of 10 percent per annum compounded and payable semi-annually; provided however, that the outstanding amount shall no longer accrue interest immediately after the consummation of the transactions contemplated by the Share Exchange Agreement made and entered into September 16, 2003 by and between Quad Metals Corporation and the Company.

2.

The second paragraph of the Amended Note is hereby amended and restated to read as follows:

Provided, however, the Lender may, at any time and from time to time, upon written notice by the Lender to the Company, and in compliance with applicable securities laws, convert all or part of the amount outstanding hereunder at the time of delivery of such notice, into common shares in the capital of the Company in the ratio of either 6.66 67 common shares in the capital of the Company for each CDN$1.00 of obligation converted or at such ratio of shares at a value which would be the equivalent to the price per share at which common shares in the capital of the Company have last been issued to a third party dealing at arms length with the Company (collectively the "Conversion Rate"), whichever is less; provided further however, if any capital reorganization or reclassification of the capital of the Company or any Sale or Merger (as defined below) of the Company shall be effected in such a way that holders of common shares in the capital of the Company shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their common shares in the capital of the Company (such capital stock, securities or assets per share of Common Stock are referred to herein as the “Per Share Consideration”), then, as a condition of such reorganization, reclassification, Sale or Merger, lawful and adequate provisions shall be made whereby the Lender shall thereafter, upon conversion, have the right to receive the Per Share Consideration as may be issued or payable with respect to or in exchange for each common share into which the outstanding amount of principal and interest held at the time of such capital reorganization, reclassification, Sale or Merger is convertible.  Such shares shall be issued to the Lender or to such person or persons as the Lender may in writing direct.  For purposes hereof, a “Sale or Merger” of the Company shall mean (i) the sale, lease or other disposition of all or substantially all of the Company's assets or (ii) the acquisition of the Company by another entity by way of merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its parent or subsidiary.

3.

This Second Amendment is limited as specified and shall not constitute a modification, acceptance, forbearance or waiver of any provision of the Note beyond the specific amendments granted hereby, and none of the provisions of this Second Amendment shall serve to cure any default which may exist under the Note.  This Second Amendment is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Lender except as expressly stated herein, and the Lender shall have no obligation to extend credit to the Borrower.

4.

Within 30 days of the consummation of the transactions contemplated by the Quad Transaction and in consideration for the Lenders’ consent thereto, Quad shall execute and deliver to the Lender a guarantee of the Borrower's obligations under the Amended Note as further amended by the Second Amendment, in form and substance satisfactory to the Lender.

5.

Lender hereby consents to the Quad Transaction.

6.

Notwithstanding anything herein to the contrary , this Second Amendment shall only become effective and is conditional upon the closing of the Quad Transaction.

7.

This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

DATAJUNGLE LTD.

By:

Name:

Title:

By:

Name:

        Title:

_________________________________________

By:

Name:

Title:

QUAD METALS CORPORATION

By:

Name:

Title:

Grid Promissory Note Holder

Grid Promissory Note Holder	Amount Outstanding as at December 31, 2003	Amount Outstanding as at March 31, 2004
Capital House Corporation	$549,200.00 CAD	$549,200.00 CAD